UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 29, 2025

Date of Report (Date of earliest event reported)

lululemon athletica inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1818 Cornwall Avenue

Vancouver, British Columbia

Canada, V6J 1C7

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act. ☐

Item 8.01. Other Events.

On December 29, 2025, lululemon athletica inc. (the “Company”) issued a press release in response to a letter from Dennis J. Wilson to the Company disclosing Mr. Wilson’s intent to nominate director candidates and to submit a non-binding proposal to declassify the Company’s board of directors at the Company’s 2026 annual meeting of stockholders.

A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, issued December 29, 2025
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: December 29, 2025	/s/ Meghan Frank
Meghan Frank
Chief Financial Officer

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